UNITED STATES
SECURITIES AND EXCHANGE COMMISION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2013

PATRIOT GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-32919	86-0947048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3651 Lindell Road, Suite D
Las Vegas, NV 89103
(Address of principal executive offices)

1-702-315-0468
(Registrant’s telephone number, including area code)

__________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2013, Karl J. Boltz resigned as Vice President of Business Development and Director of Patriot Gold Corp. ("Patriot") effective immediately.  The Company is not aware of any disagreement between Mr. Boltz and Patriot and any other officer or director of the Company.

Should any subsequent communications with either party regarding the decision to resign reveal any disagreement between Mr. Boltz and the Company, the Board or any executive officer of the Company regarding our operations, policies or practices, we will amend this report accordingly to disclose any such disagreement on any matter relating to operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Gold Corp.
(Registrant)

By: /s/ Robert Coale
Robert Coale, President and Director

Date: October 18, 2013